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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                 APRIL 24, 2000

                         WASHINGTON TRUST BANCORP, INC.
               (Exact name of registrant as specified in charter)

  RHODE ISLAND                      0-13091                     05-0404671
(State or Other             (Commission file number)          (IRS employer
Jurisdiction of                                           identification number)
 Incorporation)


                  23 BROAD STREET, WESTERLY, RHODE ISLAND 02891
               (Address of principal executive offices) (Zip code)



                                 (401) 348-1200
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address if changed since last report)
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         ITEM 5.  OTHER EVENTS

         On April 24, 2000, Washington Trust Bancorp, Inc. ("Parent"), together with The Washington Trust Company ("Bank") and PhxIMC Acquisition Corp. ("Merger Sub"), each a wholly-owned subsidiary of Parent, entered into an Agreement and Plan of Merger (the "Agreement") with Phoenix Investment Management Company, Inc. ("Phoenix") and Gerald J. Fogarty and Marie J. Langlois, the shareholders of Phoenix, whereby Merger Sub will merge with and into Phoenix (the "Merger"). Pursuant to the terms of the Agreement, the issued and outstanding shares of Phoenix will be converted into the right to receive up to an aggregate 1,150,000 shares of Parent common stock. Mr. Fogarty and Ms. Langlois will enter into employment agreements with Bank. The Agreement and the press release issued by Parent are attached hereto as Exhibit 2.1 and Exhibit 99.1, respectively, and are incorporated herein by reference.

         The Agreement has been unanimously approved by the Board of Directors of Parent. The Merger is subject to various closing conditions. It is anticipated that the transaction will close during the second quarter of 2000.


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         ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS

(a)      Financial Statements of Business Acquired               Not Required

(b)      Pro Forma Financial Statements                          Not Required

(c)      Exhibits

         2.1 Agreement and Plan of Merger dated April 24, 2000 among Washington Trust Bancorp, Inc., The Washington Trust Company, PhxIMC Acquisition Corp., Phoenix Investment Management Company, Inc., Gerald J. Fogarty and Marie J. Langlois.

         99.1     Press release of Washington Trust Bancorp, Inc. dated April
                  25, 2000


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WASHINGTON TRUST BANCORP, INC.


Date: May 5, 2000                   By: /s/ John C. Warren
                                        --------------------------
                                        John C. Warren
                                        Chairman of the Board and
                                        Chief Executive Officer


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                                  EXHIBIT INDEX


EXHIBIT NO.                                         DESCRIPTION


         2.1 Agreement and Plan of Merger dated April 24, 2000 among Washington Trust Bancorp., Inc., The Washington Trust Company, PhxIMC Acquisition Corp., Phoenix Investment Management Company, Inc., Gerald J. Fogarty and Marie J. Langlois.

         99.1 Press Release of Washington Trust Bancorp, Inc. issued April 25, 2000.


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